UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2005

Columbia Equity Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32536	20-1978579
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 H Street, N.W., Suite 500, Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(202) 303-3080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On December 6, 2005, Columbia Equity Trust, Inc. (the "Company") notified Carfax Enterprises Limited Partnership ("Carfax"), an affiliate of E.L. Vaduz Enterprises, Inc. ("ELV"), that it had elected to terminate the Agreement of Sale, dated effective as of November 10, 2005, with respect to the purchase and sale of 625 Slaters Lane ("625 Slaters Lane"), a 50,000 square foot Class A office building located in Alexandria, Virginia pursuant to Columbia Equity Trust, Inc.’s right to terminate the agreement for any reason during the study period. The termination was effective December 6, 2005. There were no penalties incurred by the Company as a result of this termination.

625 Slaters Lane represented one building of a two building portfolio for which Columbia Equity Trust, Inc. had entered into an Agreement of Sale. The second building in the portfolio, a three-story, approximately 65,000 square foot office building located in Oakton, Virginia ("Oakton Corporate Center"), remains subject to the terms of the Agreement of Sale. The purchase of Oakton Corporate Center is subject to customary closing conditions, including the satisfactory completion by the Company of a due diligence review during its inspection periods. The Company provides no assurance that it will complete the purchase of Oakton Corporate Center

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 10, 2005, Columbia Equity Trust, Inc. filed a Current Report on Form 8-K announcing the entry by the Company into a material definitive agreement to acquire a four-story, approximately 99,000 square foot office building located in Newport News, Virginia ("Patrick Henry Corporate Center") for $14,600,000.

On December 1, 2005, the Company completed the acquisition of the property from Patrick Henry Associates, L.P. ("PHA"). The purchase price for the property was $14,500,000. The transaction was funded with proceeds raised through the Company’s initial public offering which closed on July 5, 2005 and the assumption of an approximate $8,500,000 mortgage loan which bears interest at 5.02% and matures in April 2009. The property is currently 92% leased to nine tenants.

Item 7.01 Regulation FD Disclosure.

On December 6, 2005, the Company issued a press release announcing: (1) the termination described in Item 1.02 above; (2) the acquisition described in Item 2.01 above; and (3) the closing of the Company's $75 million revolving credit facility previously disclosed in a Current Report on Form 8-K filed on December 2, 2005. The press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. The financial statements that are required to be filed pursuant to Item 2.01 above will be filed by amendment as soon as practicable, but in any event no later than 71 days after the date this report is required to be filed.

(b) Pro Forma Financial Information. The pro forma financial information that is required to be filed pursuant to Item 2.01 above will be filed by amendment as soon as practicable, but in any event no later than 71 days after the date this report is required to be filed.

(c) Exhibits.

The following exhibits are being filed herewith this Current Report on Form 8-K.

Exhibit No. Description
99.1 Press release, dated December 6, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Equity Trust, Inc.

December 6, 2005	By:	/s/ John A. Schissel

Name: John A. Schissel
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated December 6, 2005